UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   July 23, 2003
(Date of earliest event reported)

The Manitowoc Company, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant's telephone number, including area code)

Item 5. Other Events

On July 23, 2003, The Manitowoc Company, Inc. (the "company") received an amendment and waiver from its lending institutions to its credit agreement dated May 9, 2001, as amended on April 29, 2002 and February 4, 2003. This amendment modifies certain financial covenants. The company believes these modified covenants will better enable management to achieve the company's business plan and goals in the current economic environment. A copy of the amendment is attached as Exhibit 4 to this filing.

Item 7. Financial Statements and Exhibits

(c)     Exhibits

          The following exhibit is furnished pursuant to Item 12 of this Report:

          99.1     The Manitowoc Company, Inc. press release dated July 30, 2003

Item 12. Results of Operations and Financial Conditions

On July 30, 2003, the company issued a press release describing its results of operations for the three and six months ended June 30, 2003. The press release issued by the Registrant in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: July 30, 2003	/s/ Timothy M. Wood
Timothy M. Wood
Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of July 23, 2003

Exhibit No.	Description	Filed Herewith

4

Second Amendment and Waiver to Credit Agreement, dated as of July 23, 2003, among The Manitowoc Company, Inc., as borrower, several lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent.

X

99.1	Press Release dated July 30, 2003, regarding the earnings of The Manitowoc Company, Inc. for three and six months ended June 30, 2003.	X